Exhibit 99.2

/s/ Yanne Yu

/s/ Yanne Yu

% FOR 99.72% ABSTAIN 0.15% AGAINST 0.13% Total % FOR 62.59% ABSTAIN 0.19% AGAINST 37.22% Total % FOR 69.37% ABSTAIN 0.24% AGAINST 30.38% Total % FOR 99.59% ABSTAIN 0.20% AGAINST 0.21% Total 628,345 303,446,750 5 Compensation Resolution We, the undersigned scrutineers, hereby report that the result of the vote by ballot with respect to the above matter is as follows: NUMBER OF VOTES 302,201,908 616,497 92,200,994 303,446,750 4 NOVAGOLD ESPP Resolution We, the undersigned scrutineers, hereby report that the result of the vote by ballot with respect to the above matter is as follows: NUMBER OF VOTES 210,503,292 742,464 112,946,575 303,446,750 3 New NOVAGOLD ESPP Resolution We, the undersigned scrutineers, hereby report that the result of the vote by ballot with respect to the above matter is as follows: NUMBER OF VOTES 189,929,461 570,714 380,548 303,446,749 2 Equity Plan Resolution We, the undersigned scrutineers, hereby report that the result of the vote by ballot with respect to the above matter is as follows: NUMBER OF VOTES 302,610,350 455,851 NOVAGOLD RESOURCES INC. Special Meeting November 3, 2026 Report on Ballot 1 Arrangement Resolution We, the undersigned scrutineers, hereby report that the result of the vote by ballot with respect to the above matter is as follows: Yanne Yu Scrutineer The figures reported by Computershare in its capacity as Scrutineer represent our tabulation of proxies returned to us by registered securityholders and, if Computershare has mailed v

NOVAGOLD RESOURCES INC. Special Meeting November 3, 2026 Report on Ballot % FOR 99.13% ABSTAIN 0.37% AGAINST 0.50% Total Yanne Yu Scrutineer 1,523,646 303,446,748 NUMBER OF VOTES 300,807,530 1,115,572 Yanne Yu Scrutineer The figures reported by Computershare in its capacity as Scrutineer represent our tabulation of proxies returned to us by registered securityholders and, if Computershare has mailed v /s/ Yanne Yu